Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our audit report dated June 28, 2017, relating to the financial statements and supplemental schedule of First US Bancshares, Inc. 401(k) Plan for the year ended December 31, 2016, which appears in the Annual Report on Form 11-K in the following Registration Statements:

●  Registration Statement No. 33-43613 on Form S-8,

●  Registration Statement No. 333-110013 on Form S-8, and

●  Registration Statement No. 333-189767 on Form S-8.

/s/ Carr, Riggs & Ingram, LLC

Enterprise, Alabama

June 28, 2017